UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): May 19, 2016

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 19, 2016, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and year-ended ended March 26, 2016, as well as first quarter and fiscal 2017 estimated comparable store sales and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events

The Company announced that its Board of Directors initiated an increased cash dividend for fiscal 2017 of $.68 and declared a cash dividend for the first quarter of fiscal 2017 of $.17 per share on the Company’s outstanding shares of common stock. Further details are contained in the press release furnished as Exhibit 99.1.

The Company will hold its 2016 Annual Meeting of Shareholders on Tuesday, August 9, 2015 at 9:00 a.m. at the Hyatt Regency in Rochester, New York. The record date for the Annual Meeting is June 20, 2016.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

May 20, 2016	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance